                                                                 EXHIBIT 10.52


                                      LEASE

                                     BETWEEN

                              THE BOARD OF TRUSTEES
                    OF THE LELAND STANFORD JUNIOR UNIVERSITY

                                   (LANDLORD)


                                       AND

                                 STEMCELLS, INC.

                                    (TENANT)


                                FEBRUARY 1, 2001

                                TABLE OF CONTENTS


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                                                                         PAGE

1.       BASIC LEASE INFORMATION..........................................1

2.       PREMISES.........................................................3

         2.1      Premises................................................3

         2.2      Common Area.............................................3

         2.3      Parking.................................................3

3.       TERM.............................................................3

         3.1      Term....................................................3

         3.2      Failure to Deliver Possession...........................4

4.       RENT.............................................................4

         4.1      Base Rent...............................................4

         4.2      Prepayment of Base Rent; Rent Adjustments...............4

         4.3      Additional Rent.........................................4

         4.4      Late Payment............................................4

         4.5      Security Deposit........................................5

5.       OPERATING EXPENSES...............................................6

         5.1      Net Lease...............................................6

         5.2      Operating Expenses......................................6

         5.3      Payment of Operating Expenses...........................8

         5.4      Proration...............................................9

         5.5      Normalization...........................................9

         5.6      Utility Costs...........................................9

         5.7      Taxes on Tenant's Property and Business.................9

6.       USE OF PREMISES AND CONDUCT OF BUSINESS..........................9

         6.1      Permitted Use...........................................9

         6.2      Prohibited Uses.........................................9

7.       REPAIRS AND MAINTENANCE.........................................10

         7.1      Landlord's Obligations.................................10

         7.2      Tenant's Obligations...................................10

         7.3      Security...............................................10

         7.4      Special Services.......................................11

8.       ACCEPTANCE......................................................11
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
9.       ALTERATIONS.....................................................11

         9.1      Alterations by Tenant..................................11

         9.2      Approved Project Requirements..........................12

         9.3      Ownership of Improvements..............................13

         9.4      Tenant's Personal Property.............................14

10.      LIENS...........................................................14

11.      COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.................14

         11.1     Applicable Laws........................................14

         11.2     Insurance Requirements.................................15

12.      HAZARDOUS MATERIALS.............................................15

         12.1     Definitions............................................15

         12.2     Environmental Release..................................16

         12.3     Use of Hazardous Materials.............................16

         12.4     Hazardous Materials Inventory..........................17

         12.5     Tenant Indemnity.......................................17

         12.6     Landlord Indemnity.....................................17

         12.7     No Lien................................................18

         12.8     Investigation..........................................18

         12.9     Notices................................................18

         12.10    Surrender..............................................18

         12.11    Survival...............................................18

13.      INDEMNITY; INSURANCE............................................18

         13.1     Indemnity..............................................18

         13.2     Insurance..............................................19

         13.3     Policies...............................................20

         13.4     Landlord's Rights......................................20

         13.5     Waiver of Subrogation..................................20

         13.6     No Liability...........................................20

         13.7     Landlord's Insurance...................................21

14.      ASSIGNMENT AND SUBLETTING.......................................21

         14.1     Consent Required.......................................21

         14.2     Notice.................................................21

         14.3     Terms of Approval......................................21
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
         14.4     Right of First Refusal.................................22

         14.5     No Release.............................................22

         14.6     Corporate Transfers....................................22

         14.7     Assumption of Obligations..............................23

15.      DEFAULT.........................................................24

         15.1     Event of Default.......................................24

         15.2     Remedies...............................................24

         15.3     Cumulative Remedies....................................26

         15.4     Landlord's Right to Cure...............................26

         15.5     Landlord's Default.....................................26

16.      LANDLORD'S RESERVED RIGHTS......................................27

         16.1     Control of Common Area.................................27

         16.2     Access.................................................27

         16.3     Easements..............................................27

         16.4     Use of Additional Areas................................27

         16.5     Subordination..........................................28

17.      LIMITATION OF LANDLORD'S LIABILITY..............................28

         17.1     Limitation.............................................28

         17.2     Sale of Property.......................................29

         17.3     No Personal Liability..................................29

18.      DESTRUCTION.....................................................29

         18.1     Landlord's Repair Obligation...........................29

         18.2     Notice.................................................29

         18.3     Termination by Tenant..................................30

         18.4     Rent Adjustment........................................30

         18.5     Tenant Obligations.....................................30

         18.6     No Claim...............................................30

         18.7     No Damages.............................................30

19.      EMINENT DOMAIN..................................................31

         19.1     Taking.................................................31

         19.2     Award..................................................31

         19.3     Partial Taking.........................................31
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                                       iii


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
         19.4     Temporary Taking.......................................31

         19.5     Sale in Lieu of Condemnation...........................32

         19.6     Waiver.................................................32

20.      SURRENDER.......................................................32

         20.1     Surrender..............................................32

         20.2     Holding Over...........................................32

         20.3     Quitclaim..............................................32

21.      FINANCIAL STATEMENTS............................................32

22.      TENANT CERTIFICATES.............................................33

23.      RULES AND REGULATIONS...........................................33

         23.1     Rules and Regulations..................................33

         23.2     Signs..................................................33

24.      INABILITY TO PERFORM............................................33

25.      NOTICES.........................................................34

26.      QUIET ENJOYMENT.................................................34

27.      AUTHORITY.......................................................34

28.      BROKERS.........................................................35

29.      MISCELLANEOUS...................................................35

         29.1     Entire Agreement.......................................35

         29.2     No Waiver..............................................35

         29.3     Modification...........................................35

         29.4     Successors and Assigns.................................36

         29.5     Validity...............................................36

         29.6     Jurisdiction...........................................36

         29.7     Attorneys' Fees........................................36

         29.8     Waiver of Jury Trial...................................36

         29.9     Light and Air..........................................36

         29.10    Lease Memorandum.......................................36

         29.11    Confidentiality........................................36

         29.12    Terms..................................................36

         29.13    Review and Approval....................................37

         29.14    No Beneficiaries.......................................37
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                                       iv


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
         29.15    Time of the Essence....................................37

         29.16    Modification of Lease..................................37

         29.17    Construction...........................................37

         29.18    Survival...............................................37

         29.19    Reasonable Standard....................................38

         29.20    Business Days..........................................38

         29.21    Landlord's Representations and Warranties..............38

         29.22    Access.................................................38

         29.23    Use of Name............................................38
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                                       v

                                      LEASE

         THIS LEASE is entered into as of February 1, 2001 (the "COMMENCEMENT DATE"), by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("LANDLORD"), and STEMCELLS, INC., a Delaware corporation ("TENANT").
1. BASIC LEASE INFORMATION. The following is a summary of basic lease information. Each item in this Article 1 incorporates all of the terms set forth in this Lease pertaining to such item and to the extent there is any conflict between the provisions of this Article 1 and any more specific provisions of this Lease, the more specific provisions shall control. Any capitalized term not defined in this Lease shall have the meaning set forth in the Glossary which appears at the end of this Lease.

         Description of Premises:           41,070 square feet of Rentable Area,
                                            as more particularly described
                                            on EXHIBIT A.

         Address of Premises:               3155 Porter Drive
                                            Palo Alto, California 94304

         Rentable Area of Building:         69,312 square feet of Rentable Area

         Term:                              Five (5) years

         Commencement Date:                 February 1, 2001

         Expiration Date:                   The last day of the calendar month
                                            in which the fifth (5th)
                                            anniversary of the Commencement Date
                                            occurs

         Initial Base Rent:                 $3.19 per sq. ft. of Rentable Area
                                            per month, subject to the provisions
                                            of Section 4.2

         Base Rent Adjustments:             Three percent (3%) per year, subject
                                            to Section 4.2

         Tenant's Share of Operating Expenses:       59.25%

         Security Deposit:                  Equal to two (2) months Base Rent

         Parking:                           3.3 spaces per 1,000 sq. ft. of
                                            Rentable Area

         Use: Research and development, including research using animal facilities, and associated office and administrative use

         Addresses for Notice:

                  Landlord:                 The Board of Trustees of the
                                            Leland Stanford Junior University
                                            Stanford Management Company
                                            2770 Sand Hill Road
                                            Menlo Park, CA 94025
                                            Attention:  Research Park Director



                  Tenant:                   To the Premises

                  Brokers:                  None

     2.  PREMISES

         2.1 PREMISES. Subject to the terms, covenants and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (the "PREMISES") shown on the building plan attached as EXHIBIT A, which are located within the building shown on EXHIBIT A and identified in Article 1 (the "BUILDING"). The approximate total Rentable Area of the Premises and the Building are specified in Article 1. Together, the Building, any other buildings located in the vicinity of the Building and operated as a common project with the Building, and all Common Areas for the joint operation of the Building and such other buildings, are referred to as the "PROPERTY".

         2.2 COMMON AREA. Landlord hereby grants to Tenant and its employees, agents, contractors and invitees (collectively, "TENANT'S AGENTS") a non-exclusive license during the Term in common with other tenants of the Property to use the lobbies, hallways, stairways, elevators, restrooms, sidewalks, driveways, parking areas and other public amenities (the "COMMON AREA"). Tenant's rights to the Common Area shall be subject to the Rules and Regulations described in Section 23.1 and to Landlord's reserved rights described in Article 16.

         2.3 PARKING. At no additional cost to Tenant, Landlord hereby grants to Tenant and Tenant's Agents a non-exclusive license in common with other tenants of the Property to use parking areas located on the Property for parking and for ingress to and egress from the Property. Tenant shall have the right to use the number of parking spaces specified in Article 1. Tenant's license shall not be assigned, sublet or otherwise transferred separately from the Premises. Tenant agrees that neither Tenant nor Tenant's Agents shall use parking spaces in excess of the number of spaces allocated to Tenant or in areas not designated for Tenant's use. Landlord shall have the right, at Landlord's sole discretion, to specifically designate the location of Tenant's parking spaces within the parking areas of the Common Area. Tenant's parking spaces (if any) may be relocated by Landlord within the Common Area from time to time upon written notice. Tenant shall not, at any time, park, or permit the parking of the trucks or vehicles of Tenant or Tenant's Agents in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked any inoperative vehicles or store any materials or equipment on any portion of the parking area or other areas of the Common Area. Tenant agrees to assume responsibility for compliance by Tenant's Agents with the parking provisions contained in this Section. Tenant hereby authorizes Landlord at Tenant's expense to attach violation stickers or notices to such vehicles not parked in compliance with this Section and to tow away any such vehicles. In addition, a specific section of the parking area may be set aside by Landlord for visitor parking for tenants of the Property.

     3.  TERM

         3.1 TERM. The Premises are leased for a term (the "TERM") commencing on the Commencement Date and expiring on the Expiration Date. The Term shall end on the Expiration Date, or such earlier date on which this Lease terminates pursuant to its terms. The date upon which this Lease actually terminates, whether by expiration of the Term or in the event of default or surrender of the Premises is sometimes referred to in this Lease as the "TERMINATION DATE".

         3.2 FAILURE TO DELIVER POSSESSION. In the event Landlord cannot deliver possession of the Premises to Tenant, Landlord shall have no liability to Tenant, the validity of this Lease and Tenant's obligations hereunder shall not be affected; provided, however, that if Landlord does not deliver possession within sixty (60) days after the Commencement Date, Tenant shall have the right to terminate this Lease by delivery to Landlord of a termination notice (the "TERMINATION NOTICE"). In the event Tenant elects to terminate this Lease, Tenant must deliver the Termination Notice to Landlord prior to the date the Premises are delivered to Tenant. Upon such termination, neither party shall have any further obligation or liability to the other under this Lease; provided that Landlord shall promptly return to Tenant all sums paid by Tenant pursuant to this Lease.

     4.  RENT

         4.1 BASE RENT. Commencing upon the Commencement Date, and thereafter during the Term, Tenant shall pay to Landlord the monthly Base Rent specified in
Article 1 on or before the first day of each month, in advance, at the address specified for Landlord in Article 1, or at such other place as Landlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever (except as provided in this Lease). If the Commencement Date occurs on a day other than the first day of a calendar month, or the Termination Date occurs on a day other than the last day of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month. The Rentable Area of the Premises and the Building shall be conclusively presumed to be as stated in
Article 1, and shall not be subject to adjustment by either Landlord or Tenant during the Term.

         4.2 PREPAYMENT OF BASE RENT; RENT ADJUSTMENTS. In addition to the payment of Base Rent described in Section 4.1, Tenant shall prepay a portion of the Base Rent (the "PREPAYMENT") for the period from the Commencement Date through December 31, 2002 (the "PREPAYMENT PERIOD"). Tenant shall deliver the prepayment in two installments of readily available funds, the first due no later than the Commencement Date in the amount of Five Hundred Ninety-Two Thousand Five Hundred Thirty-Eight Dollars ($592,538), and the second due no later than thirty (30) days after the Commencement Date in the amount of Five Hundred Ninety-Six Thousand Four Hundred Eighty-Eight Dollars ($596,488). The Base Rent due during the entire Prepayment Period shall be $3.19 per square foot of Rentable Area of the Premises. The Base Rent shall be adjusted to $7.43 per square foot of Rentable Area commencing January 1, 2003 and shall thereafter increase by three percent (3%) on January 1 of each calendar year throughout the remainder of the Term.

         4.3 ADDITIONAL RENT. All sums due from Tenant to Landlord or to any third party under the terms of this Lease shall be additional rent ("ADDITIONAL RENT"), including without limitation the charges for Base Rent and Operating Expenses (described in Article 5) and all sums incurred by Landlord due to Tenant's failure to perform its obligations under this Lease. All Additional Rent which is payable to Landlord shall be paid at the time and place that Base Rent is paid. Landlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent and Additional Rent are sometimes referred to in this Lease as "RENT".

         4.4 LATE PAYMENT. Any unpaid Rent shall bear interest from the date due until paid at the maximum interest rate allowed by law (the "INTEREST RATE"). In addition, Tenant recognizes that late payment of any Rent will result in administrative expense to Landlord, the extent of which expense is difficult and economically impracticable to determine. Therefore, Tenant agrees that if Tenant fails to pay any Rent within five (5) days after its due date, an additional one-time late charge of five percent (5%) of the sums so overdue shall become immediately due and payable. Tenant agrees that the late payment charge is a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of such failure by Tenant. In the event of nonpayment of interest or late charges on overdue Rent, Landlord shall have, in addition to all other rights and remedies, the rights and remedies provided in this Lease and by law for nonpayment of rent.

         4.5 SECURITY DEPOSIT. On or before the Commencement Date, Tenant shall deliver to Landlord the Security Deposit described in Article 1 in the form of cash or a letter of credit in a form reasonably acceptable to Landlord and payable upon any default of Tenant under this Lease (the "LETTER OF CREDIT"). The Security Deposit shall be held by Landlord as security for the faithful performance of this Lease by Tenant of all of the terms, covenants and conditions of this Lease. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the payment of Rent, Landlord may, without waiving any of Landlord's other rights and remedies under this Lease, apply the Security Deposit in whole or in part to remedy any failure by Tenant to pay any sums due under this Lease, to repair or maintain the Premises, to perform any other terms, covenants or conditions contained in this Lease, or to compensate Landlord for any loss or damages which Landlord may suffer due to Tenant's default. Should Landlord so apply any portion of the Security Deposit, Tenant shall replenish the Security Deposit to the original amount within ten
(10) days after written demand by Landlord. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant elects to use a letter of credit as the Security Deposit, the Letter of Credit shall be issued by a bank (the "L-C BANK") approved by Landlord and shall be in a form that is reasonably acceptable to Landlord in Landlord's reasonable discretion. The L-C Bank shall be a bank that accepts deposits, maintains accounts, has a local Santa Clara County office that will negotiate the Letter of Credit or if no local office then the Letter of Credit shall provide for draws by Landlord upon delivery of the written draw request by courier or by fax (to be confirmed by telephone and with original to follow within three (3) business days) and payment to be made by wire transfer to Landlord's account as directed by Landlord upon receipt of the original or fax request. The deposits of the L-C Bank shall be insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit. The Letter of Credit shall be available by draft at sight, subject only to receipt by the bank of a notarized statement from Landlord requesting such draw. The Letter of Credit shall by its terms expire not less than one year from the date issued, and shall provide for automatic one (1) year extensions unless Landlord is notified in writing not less than ninety (90) days prior to such expiration from the L-C Bank that the Letter of Credit will not be extended. In any event, unless Tenant deposits with Landlord a comparable cash security deposit or a replacement letter of credit, said Letter of Credit shall be renewed by Tenant for successive periods of not less than one year throughout the Term. The bank's written renewal of the Letter of Credit shall in each case be delivered to Landlord not less than thirty (30) days prior to the expiration date of the then outstanding Letter of Credit. Tenant's failure to so deliver, renew (including specifically but not limited to the delivery to Landlord of such renewal not less than thirty (30) days prior to expiration of the Letter of Credit) and maintain such Letter of Credit, shall be a breach of this Lease.

     5.  OPERATING EXPENSES

         5.1 NET LEASE. This Lease is intended to be a net lease, and the Base Rent and all Additional Rent are to be paid by Tenant and other tenants of the Property absolutely net of all costs and expenses relating to Landlord's ownership and operation of the Property. The provisions of this Article 5 for the payment of Tenant's Share of Operating Expenses are intended to pass on to Tenant its share of all such costs and expenses. 5.2 OPERATING EXPENSES. For purposes of this Article 5, the following terms shall have the meanings described below:

             (a) "TENANT'S SHARE" means the percentage figure specified in
Article  1.

             (b) "OPERATING EXPENSES" means the total costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance and repair of the Building and the Common Area, including, without limitation, all costs of:

                 (i) taxes, assessments and charges levied upon or with respect to the Property or any personal property of Landlord used in the operation of the Property, or on Landlord's interest in the Property or its personal property ("REAL ESTATE TAXES"). Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees, or assessments for transit, housing, police, fire, or other governmental services or purported benefits to the Property or the occupants thereof, service payments in lieu of taxes that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California or any political subdivision thereof, or any other political or public entity, and shall also include any other tax, assessment or fee, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties as of the Commencement Date. Real Estate Taxes shall also include reasonable legal fees, costs, and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Estate Taxes; provided that Landlord shall promptly refund to Tenant its Share of any refund which Landlord receives as a result of such proceedings. Real Estate Taxes shall not include franchise, transfer, succession, gift, inheritance, excess profits, gross receipts or capital stock taxes or income taxes measured by the net income of Landlord unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax, nor shall they include any penalties assessed against Landlord for late payment of Real Estate Taxes;

                 (ii) repair, maintenance, replacement and supply of HVAC, electricity, steam, water, mechanical, telephone and telecommunications systems, escalator and elevator systems, sanitary and storm drainage systems and all other utilities and mechanical systems which are commonly used by all Building tenants (collectively, the "BUILDING SYSTEMS");

                 (iii) landscaping and gardening of the Common Area;

                 (iv) repaving, repairing, maintaining and restriping of Common Area parking areas, including any shared costs reasonably allocated between the Property and the adjacent property owned by Landlord at 3145 Porter Drive;

                 (v) repairs and maintenance to the Property, including janitorial services, and all labor and material costs related thereto;

                 (vi) security and fire protection to the Building as a whole;

                 (vii) trash removal;

                 (viii) all commercially reasonable insurance carried by Landlord on the Building, the Common Area and the Property, or in connection with the use or occupancy thereof, including fire and extended coverage, vandalism and malicious mischief, public liability and property damage, worker's compensation insurance, rental income insurance and any other insurance commonly carried by prudent owners of comparable buildings in the Palo Alto area;

                 (ix) wages, salaries, payroll taxes and other labor costs and employee benefits for all persons engaged in the operation, management, maintenance and security of the Property;

                 (x) management fees at commercially reasonable rates, given the level of services being provided;

                 (xi) fees, charges and other costs of all independent contractors engaged by Landlord to provide services to the Property;

                 (xii) license, permit and inspection fees for the Property;

                 (xiii) charges on or surcharges imposed by any governmental agencies on or with respect to transit or automobile usage or parking facilities;

                 (xiv) the allocated cost of supplies, tools, machines and equipment used in operation and maintenance of the Common Area;

                 (xv) any utility costs that are not separately metered to tenants of the Building, including a reasonable allocation of any utility costs that are shared by the Property and the adjacent property owned by Landlord at 3145 Porter Drive.

                 (xvi) any capital improvements to the Building and Common Area; provided that the cost of any such capital improvements shall be amortized over the useful life of the improvement in question, together with interest on the unamortized balance at the interest rate publicly announced from time to time by the largest (as measured by deposits) state chartered bank operating in California, as its prime rate or its reference rate or other similar benchmark, plus two percent (2%);

                 (xvii) the cost of contesting the validity or applicability of any governmental enactments which may materially affect Operating Expenses;

                 (xviii) audit and bookkeeping fees, legal fees and expenses, financing expenses; and

                 (xix) any other expenses of any kind whatsoever reasonably incurred in connection with the management, operation, maintenance, repair and replacement of the Building and the Common Area which is not specifically excluded under this Section.

         Notwithstanding anything in the definition of Operating Expenses to the contrary, Operating Expenses shall not include the following:

                         (A) Costs actually reimbursed to Landlord by insurance
proceeds for the repair of damage to the Building;

                         (B) Marketing costs, including without limitation,
leasing commissions, attorneys' fees, tenant improvement costs, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with Tenant or present or prospective tenants of the Building;

                         (C) Overhead and profit increment paid to Landlord or
to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

                         (D) Interest, principal, points and fees on debts or
amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Property;

                         (E) Costs paid directly by any tenant of the Building
for services provided directly or exclusively to that tenant; and

                         (F) Landlord's general corporate overhead and general
administrative expenses;

         5.3 PAYMENT OF OPERATING EXPENSES. Commencing on the Commencement Date, Tenant shall pay to Landlord as Additional Rent one twelfth (1/12) of Tenant's Share of Operating Expenses for each calendar year or portion thereof during the Term, in advance, on or before the first day of each month in an amount estimated by Landlord as stated in a written notice to Tenant. Landlord may by written notice to Tenant reasonably revise such estimates from time to time and Tenant shall thereafter make payments on the basis of such revised estimates. With reasonable promptness after the expiration of each calendar year, Landlord will furnish Tenant with a statement ("LANDLORD'S EXPENSE STATEMENT") setting forth in reasonable detail the actual Operating Expenses for such year and Tenant's Share. If Tenant's Share of the actual Operating Expenses for such year exceeds the estimated Operating Expenses paid by Tenant for such year, Tenant shall pay to Landlord (whether or not this Lease has terminated) the difference between the amount of estimated Operating Expenses paid by Tenant and Tenant's Share of the actual Operating Expenses within fifteen (15) days after the receipt of Landlord's Expense Statement. If the total amount paid by Tenant for any year exceeds Tenant's Share of the actual Operating Expenses for that year, the excess shall be credited against the next installments of Base Rent due from Tenant to Landlord, or, if after the Termination Date, the excess shall first be credited against any unpaid Base Rent or Additional Rent due and remaining any excess shall be refunded to Tenant concurrently with the furnishing of Landlord's Expense Statement.

         5.4 PRORATION. If either the Commencement Date or the Termination Date occurs on a date other than the first or last day, respectively, of a calendar year, Tenant's Share of Operating Expenses for the year in which the Commencement Date or Termination Date occurs shall be prorated based on a 365-day year.

         5.5 NORMALIZATION. For the purpose of determining Operating Expenses for any partial year, Operating Expenses shall be deemed to accrue uniformly during the entire calendar year. If any part of the Building is not fully occupied and used during a calendar year, Operating Expenses shall be adjusted to add amounts and items of Operating Expenses which would normally have been incurred if the Building had been fully occupied during such calendar year and Tenant's Share of Operating Expenses (both for the purposes of the initial estimate and year-end reconciliation) shall be based on an assumed full occupancy of the Building.

         5.6 UTILITY COSTS. Tenant shall be solely responsible for and shall make all arrangements for all utilities and services which are exclusively furnished to or used at the Premises, including, without limitation, all water, gas, telephone and other electronic communications service, sewer service, waste pick-up and any other utilities, materials or services.

         5.7 TAXES ON TENANT'S PROPERTY AND BUSINESS. At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed by any local, state or federal authority upon the conduct of Tenant's business in the Premises or upon Tenant's Property (as defined in Section 9.4) and shall deliver satisfactory evidence of such payment to Landlord. If the assessed value of the Property is increased by the inclusion of a value placed upon Tenant's Property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the portion of Landlord's taxes resulting from said increase in assessment, as determined from time to time by Landlord.

     6.  USE OF PREMISES AND CONDUCT OF BUSINESS

         6.1 PERMITTED USE. Tenant may use and occupy the Premises during the Term solely for the uses specified and permitted in Article 1 and for no other purpose without the prior written consent of Landlord, such consent to be granted or withheld in Landlord's sole discretion. Tenant's use of the Premises shall in all respects comply with all Applicable Laws (as defined in Section 11.1).

         6.2 PROHIBITED USES. Tenant shall not use the Premises or allow the Premises to be used for any illegal or immoral purpose, or so as to create waste, constitute a private or public nuisance, or disturb other occupants of the Property. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Premises where approved by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the Common Area unless otherwise approved by Landlord in its sole discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises, other than burglar and fire alarms, shall be used in or at the Premises without the prior written consent of Landlord. No explosives or firearms shall be brought into the Premises.

     7.  REPAIRS AND MAINTENANCE

         7.1 LANDLORD'S OBLIGATIONS. Except as specifically provided in this Lease, Landlord shall not be required to furnish any services, facilities or utilities to the Premises or to Tenant, and Tenant assumes full responsibility for obtaining and paying for all services, facilities and utilities to the Premises. Landlord will repair and maintain the Building Systems, the Common Area, and the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, escalators, elevators (collectively, the "BUILDING STRUCTURE"). Landlord shall take good care of the Common Area, Building Structure and Building Systems which are the responsibility of Landlord and keep them in good working order and in a clean, safe and sanitary condition. Landlord shall use commercially reasonable efforts to minimize any interference to Tenant's businesses caused by such maintenance and repairs, and shall diligently and expeditiously pursue completion of same. Tenant shall notify Landlord in writing of the need for any repair or maintenance which is Landlord's responsibility under this Section. The costs of such repair and maintenance shall be included in Operating Expenses to the extent provided in Article 5; provided that Tenant shall reimburse Landlord upon written demand for the cost of any repair to the Building, Building Structure, Building Systems or Common Area which is attributable to the conduct or misuse of Tenant or Tenant's Agents. The reimbursement and the administrative fee shall be Additional Rent. Tenant hereby waives and releases any right it may have under any law, statute or ordinance now or hereafter in effect to make any repairs which are Landlord's obligation under this Section.

         7.2 TENANT'S OBLIGATIONS. Except as provided in Section 7.1, Tenant assumes full responsibility for the repair and maintenance of the Premises. Tenant shall take good care of the Premises and keep the Premises (other than the Common Area, Building Structure and Building Systems which are the responsibility of Landlord) in good working order and in a clean, safe and sanitary condition. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant's cost and expense, (b) by contractors or mechanics reasonably approved by Landlord where the work will exceed Fifty Thousand Dollars ($50,000) in cost, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Building, the Building Systems or the activities of other tenants in the Building, and (e) in accordance with Article 9 (if applicable), the Rules and Regulations, and all Applicable Laws.

         7.3 SECURITY. Tenant shall be solely responsible for the security of the Premises and Tenant's Agents while in or about the Premises. Any security services provided to the Property by Landlord shall be at Landlord's sole discretion and Landlord shall not be liable to Tenant or Tenant's Agents for any failure to provide security services or any loss, injury or damage suffered as a result of a failure to provide security services.

         7.4 SPECIAL SERVICES. If Tenant requests any services from Landlord other than those for which Landlord is obligated under this Lease, Tenant shall make its request in writing and Landlord may elect in its sole discretion whether to provide the requested services. If Landlord provides any special services to Tenant, Landlord shall charge Tenant for such services at the prevailing rate being charged for such services by other property owners and property managers of comparable buildings in the area of the Property, and Tenant shall pay the cost of such services as Additional Rent within fifteen
(15) business days after receipt of Landlord's invoice.

     8.  ACCEPTANCE

         The Premises as furnished by Landlord consist of the improvements as they exist as of the Commencement Date and Landlord shall have no obligation for construction work or improvements on or to the Premises. Prior to entering into this Lease, Tenant has made a thorough and independent examination of the Premises and all matters related to Tenant's decision to enter into this Lease. Tenant is thoroughly familiar with all aspects of the Premises and is satisfied that they are in an acceptable condition and meet Tenant's needs. Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters including, without limitation, (a) the physical condition of the Premises, the Building, the Building Structure, Building Systems, or the Common Area, (b) the existence, quality, adequacy or availability of utilities serving the Premises, (c) the use, habitability, merchantability, fitness or suitability of the Premises for Tenant's intended use, (d) the likelihood of deriving business from Tenant's location or the economic feasibility of Tenant's business, (e) Hazardous Materials in the Premises, the Building, or on, in under or around the Property, (f) zoning, entitlements or any laws, ordinances or regulations which may apply to Tenant's use of the Premises or business operations, or (g) any other matter. Tenant has satisfied itself as to such suitability and other pertinent matters by Tenant's own inquiries and tests into all matters relevant in determining whether to enter into this Lease. Tenant accepts the Premises in their existing "as-is" condition. Tenant shall, by entering into and occupying the Premises, be deemed to have accepted the Premises and to have acknowledged that the same are in good order, condition and repair.

     9.  ALTERATIONS

         9.1 ALTERATIONS BY TENANT. Tenant shall not make or permit any alterations to the Building Systems, and shall not make or permit any alterations, installations, additions or improvements, structural or otherwise (collectively, "ALTERATIONS") in or to the Premises or the Building without Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay. Landlord shall respond to any request by Tenant to make any Alteration within ten (10) business days after receipt of such request for consent from Tenant. Notwithstanding the foregoing, Landlord's consent shall not be required
(a) in the case of interior, cosmetic non-structural Alterations that do not require a permit, or affect the Building Systems, or affect the entryways or elevators or any other premises in the Building, or (b) in the case of other Alterations that do not exceed a cost of Fifty Thousand Dollars ($50,000). All Alterations shall be done at Tenant's expense, and subject to all other conditions which Landlord may in its reasonable discretion impose which are not inconsistent with this Lease. Tenant shall be solely responsible for obtaining at its sole cost and expense all permits and approvals required for any Alterations.

         9.2 APPROVED PROJECT REQUIREMENTS. The following provisions of this
Section 9.2 shall apply to all Alterations, unless otherwise noted below:

             (a) Prior to entering into a contract for Alterations requiring Landlords' consent, Tenant shall obtain Landlord's written approval, which approval shall not be unreasonably withheld, of the identity of each of the design architect and the general contractor.

             (b) Before commencing the construction of any Alterations, Tenant shall procure or cause to be procured the insurance coverage described below and provide Landlord with certificates of such insurance in form reasonably satisfactory to Landlord. All such insurance shall comply with the following requirements of this Section and of Section 13.2.

                 (i) During the course of construction, to the extent not covered by property insurance maintained by Tenant pursuant to Section 13.2, comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, excluding earthquake and flood, covering all improvements in place on the Premises, all materials and equipment stored at the site and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment has passed to, Tenant or its construction manager, contractors or subcontractors (excluding any contractors', subcontractors' and construction managers' tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of Alterations.

                 (ii) Commercial general liability insurance covering Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Section 13.2, including insurance for completed operations, elevators, owner's, construction manager's and contractor's protective liability, products completed operations for one (1) year after the date of acceptance of the work by Tenant, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects, but in any event not less than Three Million Dollars ($3,000,000) combined single limit, which policy shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability, and automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

                 (iii) Workers' Compensation Insurance approved by the State of California, in the amounts and coverages required under workers' compensation, disability and similar employee benefit laws applicable to the Premises, and Employer's Liability Insurance with limits not less than One Million Dollars ($1,000,000) or such higher amounts as may be required by law.

             (c) All construction and other work in connection with any Alterations shall be done at Tenant's sole cost and expense and in a prudent and first class manner. Tenant shall construct the Alterations in accordance with all Applicable Laws, and with plans and specifications that are in accordance with the provisions of this Article 9 and all other provisions of this Lease.

             (d) Prior to the commencement of any construction, alteration, addition, improvements, repair or landscaping in excess of Ten Thousand Dollars ($10,000), Landlord shall have the right to post in a conspicuous location on the Premises and to record in the public records a notice of Landlord's nonresponsibility. Tenant covenants and agrees to give Landlord at least ten
(10) days prior written notice of the commencement of any such construction, alteration, addition, improvement, repair or landscaping in order that Landlord shall have sufficient time to post such notice.

             (e) Tenant shall take all necessary safety precautions during any construction.

             (f) Tenant shall prepare and maintain (i) on a current basis during construction, annotated plans and specifications showing clearly all changes, revisions and substitutions during construction, and (ii) upon completion of construction, as-built drawings showing clearly all changes, revisions and substitutions during construction, including, without limitation, field changes and the final location of all mechanical equipment, utility lines, ducts, outlets, structural members, walls, partitions and other significant features. These as-built drawings and annotated plans and specifications shall be kept at the Premises and Tenant shall update them as often as necessary to keep them current. The as-built drawings and annotated plans and specifications shall be made available for copying and inspection by Landlord at all reasonable times.

             (g) Upon completion of the construction of any Alterations in excess of Ten Thousand Dollars ($10,000) during the Term, Tenant shall file for recordation, or cause to be filed for recordation, a notice of completion and shall deliver to Landlord evidence satisfactory to Landlord of payment of all costs, expenses, liabilities and liens arising out of or in any way connected with such construction (except for liens that are contested in the manner provided herein).

         9.3 OWNERSHIP OF IMPROVEMENTS. Except as provided in Section 9.4, all Alterations, and any other appurtenances, fixtures, improvements, equipment, additions and property permanently attached to or installed in the Premises at the commencement of or during the Term, shall at the end of the Term become Landlord's property without compensation to Tenant, or be removed in accordance with this Section. Landlord shall notify Tenant in writing at the time of Landlord's approval of any Alterations whether or not the proposed Alterations will be required to be removed by Tenant at the end of the Term. Tenant shall have no obligation to remove any Alterations that Landlord has not designated in writing for removal. Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building caused by the removal of Alterations. If Tenant fails to perform its repair obligations, without limiting any other right or remedy, Landlord may on five (5) business days prior written notice to Tenant perform such obligations at Tenant's expense and Tenant shall promptly reimburse Landlord upon demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such repair. The reimbursement shall be Additional Rent. Tenant's obligations under this Section shall survive the termination of this Lease.

         9.4 TENANT'S PERSONAL PROPERTY. All furniture, trade fixtures, furnishings, equipment and articles of movable personal property installed in the Premises by or for the account of Tenant (except for ceiling and related fixtures, HVAC equipment and floor coverings), and which can be removed without structural or other material damage to the Building (collectively, "TENANT'S PROPERTY") shall be and remain the property of Tenant and may be removed by it at any time during the Term. Tenant shall remove from the Premises all Tenant's Property on or before the Termination Date, except such items as the parties have agreed pursuant to the provisions of this Lease or by separate agreement are to remain and to become the property of Landlord. Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal, and the provisions of Section 9.4 above shall apply in the event Tenant fails to do so. Any items of Tenant's Property which remain in the Premises after the Termination Date may, on five (5) business days prior written notice to Tenant, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property (if permitted by Applicable Laws) or be disposed of, without accountability, at Tenant's expense in such manner as is required by Applicable Laws.

     10. LIENS

     Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. If Tenant shall not, within twenty (20) days following notice of the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right but not the obligation to cause any such lien to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, reasonable counsel fees) shall be payable to Landlord by Tenant upon demand with interest from the date incurred at the Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, and the Building from mechanics' and materialmen's liens, as more specifically provided in Section 9.3(b).

     11. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

         11.1 APPLICABLE LAWS. Tenant, at Tenant's cost and expense, shall comply with all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval, and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof, and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Building or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted (collectively, "APPLICABLE LAWS") relating to its use or occupancy of the Premises, its repair and maintenance obligations, or any Alterations. Without limiting the foregoing, Tenant shall be solely responsible for compliance with and shall make or cause to be made all improvements and alterations to the Premises (including, without limitation, removing barriers and providing alternative services) as shall be required to comply with all applicable building codes, laws and ordinances relating to public accommodations, including the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 12111 et seq. (the "ADA"), and the ADA Accessibility Guidelines promulgated by the Architectural and Transportation Barriers

Compliance Board, the public accommodations title of the Civil Rights Act of 1964, 42 U.S.C. Sections 2000a et. seq., the Architectural Barriers Act of 1968, 42 U.S.C. Sections 4151 et. seq., as amended, Title V of the Rehabilitation Act of 1973, 29 U.S.C. Sections 790 et. seq., the Minimum Guidelines and Requirements for Accessible Design, 36 C.F.R. Part 1190, the Uniform Federal Accessibility Standards, and Title 24 of the California Code of Regulations, as the same may be amended from time to time, or any similar or successor laws, ordinances and regulations, now or hereafter adopted. Tenant's liability shall be primary and Tenant shall indemnify Landlord in accordance with Section 13.1 in the event of any failure or alleged failure of Tenant to comply with Applicable Laws. Any work or installations made or performed by or on behalf of Tenant or any person or entity claiming through or under Tenant pursuant to the provisions of this Section shall be made in conformity with and subject to the provisions of Article 9. Landlord shall comply with all Applicable Laws relating to its obligations set forth in Section 7.1.

         11.2 INSURANCE REQUIREMENTS. Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (a) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Building or any property located therein (unless Tenant pays for such increased costs), or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord (which amounts shall be comparable to the amounts required by comparable landlords of comparable buildings, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

     12. HAZARDOUS MATERIALS

         12.1 DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

             (a) "ENVIRONMENTAL ACTIVITY" means any use, storage, holding, release, emission, discharge, manufacturing, generation, processing, abatement, removal, disposition, handling, transportation, discharge or release of any Hazardous Materials from, into, on or under the Building, the Common Area or the Property.

             (b) "ENVIRONMENTAL LAWS" mean all Applicable Laws, now or hereafter in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under or about the Property, including without limitation the comprehensive environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Solid Waste Disposal Act, 42 U.S.C.
Section 6901, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j, and any similar state and local laws and ordinances and the regulations now or hereafter adopted and published and/or promulgated pursuant thereto.

             (c) "HAZARDOUS MATERIAL" means any chemical, substance, medical or other waste, living organism or combination thereof which is or may be hazardous to the environment or human or animal health or safety due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects as they relate to human health or the environment. Hazardous Materials shall include, without limitation, petroleum hydrocarbons, including crude oil or any fraction thereof, asbestos, radon, polychlorinated biphenyls (PCBs), methane and all substances which now or in the future may be defined or regulated as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "hazardous materials," "toxic substances," "infectious wastes," "biohazardous wastes," "medical wastes," "radioactive wastes" or which are otherwise listed, defined or regulated in any manner pursuant to any Environmental Laws.

             (d) "TENANT'S HAZARDOUS MATERIALS" means any Hazardous Materials resulting from the Environmental Activity by Tenant or any of Tenant's Agents.

         12.2 ENVIRONMENTAL RELEASE. Tenant represents to Landlord that Tenant is aware that detectable amounts of Hazardous Materials have come to be located on, beneath and/or in the vicinity of the Premises. (See, for example, Department of Toxic Substances Control Order No. HSA 90/91-007 (dated 10-25-90), Regional Water Quality Control Board Order No. 94/99 (dated 8-17-94), and Department of Toxic Substances Control Order No HSA 90/91-004 (dated 8-6-90)). Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Building and the Common Area. Landlord makes no representation or warranty with regard to the environmental condition of the Building, the Common Area or the Property. Tenant hereby releases Landlord and Landlord's officers, directors, trustees, agents and employees from any and all claims, demands, debts, liabilities, and causes of action of whatever kind or nature, whether known or unknown or suspected or unsuspected which Tenant or any of Tenant's Agents may have, claim to have, or which may hereafter accrue against the released parties or any of them, arising out of or relating to or in any way connected with Hazardous Materials presently in, on or under, or now or hereafter emanating from or migrating onto the Building or the Property. In connection with such release, Tenant hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         12.3 USE OF HAZARDOUS MATERIALS. Tenant shall not be responsible, and it is not the intent of this Article 12 to make Tenant responsible for any preexisting Hazardous Materials which may be located on, under, in or about the Property. Tenant shall not cause or permit any Hazardous Materials to be used, stored, discharged, released or disposed of in the Premises or cause any Hazardous Materials to be used, stored, discharged, released or disposed of in, from, under or about, the Property, or any other land or improvements in the vicinity of the Property excepting only the types and quantities of Hazardous Materials which are normally used in Tenant's research and development activities and then only in strict accordance with all Applicable Laws, including all Environmental Laws. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for Tenant's use of Hazardous Materials at the Premises, including, without limitation, discharge of appropriately treated materials or wastes into or through any sanitary sewer serving the Building. Tenant shall in all respects handle, treat, deal with and manage any and all Tenant's Hazardous Materials in total conformity with all Environmental Laws and prudent industry practices regarding management of such Hazardous Materials. Without limiting the foregoing, if any Tenant's Hazardous Materials result in contamination of the Building, or any soil or groundwater in, under or about the Property, Tenant, at its expense, shall promptly take all actions necessary to return the Building and/or the Property, to the condition existing prior to the appearance of the Tenant's Hazardous Material, subject to Landlord's right to reasonably approve Tenant's proposed remediation method. On or prior to the Termination Date, Tenant shall cause all Tenant's Hazardous Materials in, on, under or about the Building to be removed in accordance with and in compliance with all Applicable Laws. Tenant shall promptly notify Landlord and, except in the case of an emergency, obtain Landlord's written approval before taking any remedial action in response to the presence of any Tenant's Hazardous Materials or entering into any settlement agreement, consent decree or other compromise with respect to any claims relating to Tenant's Hazardous Materials, which consent shall not be unreasonably withheld, delayed or denied.

         12.4 HAZARDOUS MATERIALS INVENTORY. Upon or prior to the Commencement Date, Tenant shall provide to Landlord a complete list of any and all Hazardous Materials (excluding normal office and janitorial supplies) expected to be employed by Tenant at the Premises. Throughout the Term, Tenant shall regularly and periodically update the list to reflect its current inventory of Hazardous Materials at the Premises to the extent such current inventory changes.

         12.5 TENANT INDEMNITY. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and Landlord's trustees, directors, officers, agents and employees and their respective successors and assigns (collectively, "LANDLORD'S AGENTS"), free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including reasonable attorneys' and consultants' fees and oversight and response costs) to the extent arising from events occurring during the Term and arising from (a) Environmental Activity by Tenant or Tenant's Agents; or (b) failure of Tenant or Tenant's Agents to comply with any Environmental Law with respect to Tenant's Environmental Activity; or (c) Tenant's failure to remove Tenant's Hazardous Materials as required in Section 12.3.

         12.6 LANDLORD INDEMNITY. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect and hold Tenant harmless from and against any remediation costs incurred by Tenant (and Tenant's Agents, permitted Transferees under Article 14, and affiliates who acquire rights to the Premises under Section 14.6), and all penalties and other actual expenses (including reasonable attorneys' and consultants' fees) associated with such remediation costs, to the extent resulting from or arising out of the release, treatment, storage, use or disposal of Hazardous Materials in, on, under or from the Property prior to the Commencement Date of this Lease, including, without limitation, groundwater contamination migrating onto or under the Property from other properties. Landlord's indemnification obligations hereunder shall extend only to Tenant's actual "out of pocket" costs but shall not include consequential damages or incidental damages such as lost profits or any loss of rental value of the Premises suffered or allegedly suffered by Tenant or any of Tenant's Agents.

         12.7 NO LIEN. Tenant shall not suffer any lien to be recorded against the Building or the Property as a consequence of any Tenant's Hazardous Materials, including any so called state, federal or local "super fund" lien related to the remediation of any Tenant's Hazardous Materials in, on or about the Building or the Property.

         12.8 INVESTIGATION. In the event Hazardous Materials are discovered in or about the Building or the Property, and Landlord reasonably believes that such Hazardous Materials are Tenant's Hazardous Materials, then Landlord shall have the right to appoint a consultant to conduct an investigation to determine the nature and extent of such Hazardous Materials, whether such Hazardous Materials are Tenant's Hazardous Materials, and the corrective measures, if any, required by Environmental Law to remove such Hazardous Materials. If such Hazardous Materials are determined to be Tenant's Hazardous Materials, Tenant, at its expense, shall comply with all investigation, remediation or other actions required by any applicable governmental authority and reasonably approved by Landlord. If Tenant fails to promptly commence and diligently prosecute the investigation, remediation or other required action, then upon thirty (30) days prior written notice from Landlord to Tenant, Landlord shall undertake such investigation, remediation or other required action for Tenant's account, and Tenant shall promptly reimburse Landlord as Additional Rent for all costs incurred by Landlord in connection therewith.

         12.9 NOTICES. Tenant shall promptly notify Landlord of any inquiry, test, claim, investigation or enforcement proceeding by or against Tenant (except to the extent unrelated to this Lease) or the Premises or the Property known to Tenant concerning any Hazardous Materials. Tenant shall promptly notify Landlord of any release or discharge of Hazardous Materials on, in under or about the Property which was caused or permitted by Tenant or anyone within Tenant's reasonable control. Tenant acknowledges that Landlord, as the owner of the Property, shall have the sole right at its election and at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued with regard to Tenant's Hazardous Materials by any applicable governmental authority; provided, however, that Landlord agrees to cooperate and consult with Tenant in the course of any dealings with such governmental authorities.

         12.10 SURRENDER. Tenant shall surrender the Premises to Landlord, upon the expiration or earlier termination of the Lease, free of Tenant's Hazardous Materials. If Tenant fails to so surrender the Premises, Tenant shall indemnify and hold Landlord harmless from all losses, costs, claims, damages and liabilities resulting from Tenant's failure to surrender the Premises as required by this Section 12.10, including, without limitation, (a) any claims or damages arising in connection with the condition of the Premises, and (b) damages occasioned by Landlord's inability to relet the Premises or a reduction in the fair market and/or rental value of the Building or any portion thereof, by reason of the existence of any Tenant's Hazardous Materials. 12.11 SURVIVAL. The provisions of this Article 12 shall survive the expiration or earlier termination of this Lease.

     13. INDEMNITY; INSURANCE

         13.1 INDEMNITY. Tenant shall indemnify, protect, defend and save and hold Landlord and Landlord's Agents harmless from and against any and all losses, costs, liabilities, claims, judgments, liens, damages (including consequential damages) and expenses, including, without limitation, reasonable attorneys' fees and costs (including Landlord's in-house counsel), and reasonable investigation costs, incurred in connection with or arising from: (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises, the Building and the Property by Tenant and Tenant's Agents, (c) the condition of the Premises, and any occurrence on the Premises, the Building or the Property from any cause whatsoever, except to the extent caused by the gross negligence, willful misconduct or breach of this Lease by Landlord, and (d) any acts or omissions or negligence of Tenant or of Tenant's Agents, in, on or about the Premises, the Building or the Common Area. In case any action or proceeding be brought, made or initiated against Landlord relating to any matter covered by Tenant's indemnification obligations under this Section or under Section 12.5, Tenant, upon notice from Landlord, shall at its sole cost and expense, resist or defend such claim, action or proceeding by counsel approved by Landlord. Notwithstanding the foregoing, Landlord may retain its own counsel to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and Tenant shall pay the reasonable fees and disbursements of such counsel. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.

         13.2 INSURANCE. Tenant shall procure at its sole cost and expense and keep in effect during the Term:

              (a) commercial general liability insurance covering Tenant's operations in the Premises and the use and occupancy of the Premises and the Building and any part thereof by Tenant. Such insurance shall include broad form contractual liability insurance coverage insuring Tenant's obligations under this Lease. Such coverage shall be written on an "occurrence" form and shall have a minimum combined single limit of liability of not less than three million dollars ($3,000,000.00). Tenant's policy shall be written to apply to all bodily injury, property damage, personal injury and other covered loss (however occasioned) occurring during the policy term, with at least the following endorsements to the extent such endorsements are generally available: (i) deleting any employee exclusion on personal injury coverage, (ii) including employees as additional insureds, (iii) providing broad form property damage coverage and products completed operations coverage (where applicable), (iv) deleting any liquor liability exclusions, and (v) providing for coverage of owned and non-owned automobile liability, if applicable. Such insurance shall name Landlord and any other party reasonably designated by Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, shall provide that it is primary insurance, shall provide for severability of interests, shall further provide that an act or omission of one of the named insureds which would void or otherwise reduce coverage shall not reduce or void the coverage as to any insured, shall afford coverage for claims based on acts, omissions, injury or damage which occurred or arose (or the onset of which occurred or arose in whole or in part during the policy period);

              (b) commercial property insurance, including sprinkler leakages, vandalism and malicious mischief and plate glass damage covering all the items specified as Tenant's Property and all other property of every description including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Tenant in form reasonably satisfactory to Landlord; and

              (c) Worker's Compensation Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to Tenant and/or the Premises from time to time, and Employer's Liability Insurance, with limits of not less than one million dollars ($1,000,000) such higher amounts as may be required by law.

         13.3 POLICIES. All policies of insurance provided for herein shall be issued by insurance companies with general policyholders' rating of not less than A, as rated in the most current available "Best's Insurance Reports," and not prohibited from doing business in the State of California, and shall, with the exception of Workers Compensation Insurance, include as additional insureds Landlord, and such other persons or entities as Landlord reasonably specifies from time to time. Such policies shall be for the mutual and joint benefit and protection of Landlord, Tenant and others reasonably specified by Landlord. Executed copies of Tenant's policies of insurance or certificates thereof shall be delivered to Landlord prior to the delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All commercial general liability and property damage policies shall contain a provision that Landlord and any other additional insured, although named as additional insureds, shall nevertheless be entitled to recover under said policies for a covered loss occasioned by it, its servants, agents and employees, by reason of Tenant's negligence. As often as any policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall provide that the company writing said policy will give to Landlord fifteen (15) days notice in writing in advance of any cancellation or lapse or of the effective date of any reduction in the amounts of insurance. All commercial general liability, property damage and other casualty policies shall be written on an occurrence basis. Landlord's coverage shall not be contributory. No policy shall have a deductible in excess of $5,000 for any one occurrence.

         13.4 LANDLORD'S RIGHTS. Should Tenant fail to take out and keep in force each insurance policy required under this Article 13, or should such insurance not be approved by Landlord and should the Tenant not rectify the situation within five (5) business days after written notice from Landlord to Tenant, Landlord shall have the right, without assuming any obligation in connection therewith, to purchase such insurance at the sole cost of Tenant, and all costs incurred by Landlord shall be immediately payable to Landlord by Tenant as Additional Rent and without prejudice to any other rights and remedies of Landlord under this Lease.

         13.5 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waive any right of recovery against the other party and against any other party maintaining a policy of insurance or required to maintain a policy of insurance under this Lease with respect to the Property or any portion thereof or the contents of the Premises or the Building, for any loss or damage sustained by such other party with respect to the Premises, the Building or the Property, or any portion thereof, or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. Either party shall notify the other party if the policy of insurance carried by it does not permit the foregoing waiver.

         13.6 NO LIABILITY. No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

         13.7 LANDLORD'S INSURANCE. During the Term, Landlord shall keep the Building (excluding Tenant's improvements, alterations, trade fixtures, equipment, furniture and other personal property) insured through a funded program of self-insurance or through reputable insurance underwriters against perils covered by a standard "all risk" insurance policy or policies, with deductible limits that do not materially exceed those carried by prudent operators of comparable buildings in the Palo Alto area, and in an amount equal to not less than one hundred percent (100%) of the full replacement value of the Building. Further, Landlord shall carry commercial general liability insurance or self-insurance with amounts of coverage that Landlord deems appropriate in its good faith business judgment.

     14. ASSIGNMENT AND SUBLETTING

         14.1 CONSENT REQUIRED. Except as provided in Section 14.6 below, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate (collectively, "ASSIGNMENT"), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, "SUBLEASE") without Landlord's prior written consent, such consent not to be unreasonably withheld.

         14.2 NOTICE. If Tenant desires to enter into a Sublease of the Premises or Assignment of this Lease, it shall give written notice (the "TRANSFER NOTICE") to Landlord of its intention to do so, which notice shall contain (a) the name and address of the proposed assignee, subtenant or occupant (the "TRANSFEREE"), (b) the nature of the proposed Transferee's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease, and (d) such financial information as Landlord may reasonably request concerning the proposed Transferee. Without limitation of any other provision hereof, it shall not be unreasonable for Landlord to withhold its consent if (i) an Event of Default has occurred and is continuing (as defined in Section 15.1), (ii) the use of the Premises would not comply with the provisions of this Lease, (iii) the base rent to be paid by the Transferee is not at substantially the prevailing market rent then being charged by landlords of comparable buildings in the Palo Alto Area (taking into consideration all of the terms of the transaction and the creditworthiness of the Transferee), or
(iv) in Landlord's reasonable judgment, the proposed Transferee does not have the financial capability to perform its obligations under this Lease with respect to the Premises which are the subject of the Assignment or Sublease.

         14.3 TERMS OF APPROVAL. Landlord shall respond to Tenant's request for approval within fifteen (15) business days after receipt of the Transfer Notice. If Landlord approves the proposed Assignment or Sublease, Tenant may, not later than thirty (30) days thereafter, enter into the Assignment or Sublease with the proposed Transferee upon the terms and conditions set forth in the Transfer Notice, and fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. "EXCESS RENT" means the gross revenue received from the Transferee during the Sublease term or with respect to the Assignment, less (a) the gross revenue paid to Landlord by Tenant during the period of the Sublease term or during the Assignment; (b) any reasonably documented tenant improvement allowance or other economic concession (free rent, planning allowance, moving expenses, etc.), paid by Tenant to the Transferee or spent on the Premises by Tenant in connection with the Sublease or Assignment;
(c) customary and reasonable external brokers' commissions to the extent paid and documented; (d) reasonable attorneys' fees; and (e) reasonable costs of advertising the space for Sublease or Assignment (collectively, "TRANSFER COSTS"). Tenant shall not have to pay to Landlord any Excess Rent until Tenant has recovered its Transfer Costs.

         14.4 RIGHT OF FIRST REFUSAL. Except as provided in Section 14.6, if Tenant desires to assign Tenant's interest in the Premises or to sublease twenty-five percent (25%) or more of the Premises for more than three (3) years or for the balance of the Term (collectively, a "TRANSFER"), the Transfer Notice shall also include a written offer (the "OFFER") that describes all of the substantial business terms that Tenant has offered to a Transferee which Tenant would execute if Landlord does not accept Tenant's offer, and shall offer to Transfer Tenant's interest in the Premises to Landlord on such terms and conditions. Landlord shall have fifteen (15) business days from Landlord's receipt of the Offer to accept the Offer by written notice to Tenant, or to respond as provided in Section 14.3. If Landlord does not give Tenant written notice accepting the Offer within said fifteen (15) business day period, Tenant may at any time within the six (6) month period after the expiration of the fifteen (15) business day period, subject to all of the conditions, restrictions and terms of this Article 14, Transfer its interest to a Transferee without reoffering the interest to Landlord, provided that the terms and conditions of such Transfer shall not be more favorable to the Transferee than those set forth in the Offer. If Tenant proposes to Transfer its interest in the Premises under this Lease at any time after the expiration of the aforesaid six (6) month period to the Transferee or any other third party, or at any time within the aforesaid six (6) month period on terms more favorable to the Transferee than those contained in the Offer, Tenant shall again deliver to Landlord an Offer in accordance with this Section and offering the interest to Landlord on such more favorable terms. Landlord shall have another period of fifteen (15) business days after receipt of such Offer to accept such Offer. If Landlord accepts the Offer, Landlord and Tenant shall consummate the Transfer within fifteen (15) days after Landlord's written notice of acceptance. The Transfer shall be consummated by Tenant's delivery to Landlord of a good and sufficient assignment of lease or sublease.

         14.5 NO RELEASE. No Sublease or Assignment by Tenant nor any consent by Landlord thereto shall relieve Tenant of any obligation to be performed by Tenant under this Lease, unless this Lease is terminated pursuant to Section
14.4. Any Sublease or Assignment that is not in compliance with this Article shall be null and void and, at the option of Landlord, shall constitute an Event of Default by Tenant under this Lease, and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or under the laws of the State of California. The acceptance of any Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Sublease or Assignment by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferor to comply with this Article.

         14.6 CORPORATE TRANSFERS. Except as provided in this Section, the term "Assignment" shall include one or more sales or transfers by operation of law or otherwise by which (a) an aggregate of more than fifty percent (50%) of (i) the total capital stock of a corporate Tenant, (ii) the total partnership interests of a general partnership Tenant, (iii) the total membership interests of a limited liability company Tenant, or (iv) the total beneficial interests of a trust Tenant, or (b) if the Tenant is a limited partnership, fifty percent (50%) of the interest in the general partner of such limited partnership or, if there is more than one general partner, fifty percent (50%) of the interests in all such general partners in the aggregate, or (c) if the Tenant is a limited liability company that is manager-managed, fifty percent (50%) of the interest in the manager of such limited liability company or, if there is more than one manager, fifty percent (50%) of the interest in all such managers in the aggregate, shall become vested in one or more individuals, firms or corporations who or which are not stockholders, partners, members, or beneficiaries thereof, either legally or equitably, as of the Commencement Date or of Tenant's subsequent acquisition of this Lease by assignment, it being understood that ownership of such capital stock, partnership interests and beneficial interest shall be determined in accordance with the principles enunciated in Section 544 of the IRS Code. Notwithstanding the foregoing, the following shall not be deemed an Assignment or Sublease for the purposes of this Lease, and the provisions of Sections 14.1,
14.2 and 14.3 shall not apply to:

              (a) The transfer of stock of Tenant, or of Celtrans LLC, a Delaware limited liability company ("CELTRANS"), or of a limited liability company whose members consist of Celtrans and Tenant ("NEW LLC") (or any permitted Transferee, including Celtrans and New LLC), if such party is a corporation whose capital stock is listed on the New York or American Stock exchanges or the NASDAQ, or any public offering of capital stock on any such exchange;

              (b) Any financing which affects the ownership of Tenant, Celtrans or New LLC (or any permitted Transferee, including Celtrans and New LLC) due to its effect on capital stock;

              (c) A sale of substantially all of the assets of Tenant, Celtrans or New LLC (or any permitted Transferee, including Celtrans and New LLC) where the surviving company has a net worth which is equal to or greater than that of Tenant (or the Transferee, or Celtrans or New LLC) as of the Commencement Date;

              (d) The Sublease or any license or other agreement granting use of any portion of the Premises to any department or school of Stanford University;

              (e) A Sublease or Assignment to Celtrans, it being the understanding of the parties that either Tenant and/or Celtrans may occupy the Premises, but only so long as the party exercising such rights is an occupant of the Premises pursuant to this Lease or a written Sublease or Assignment. In addition, Landlord agrees that Celtrans may, so long as it is a subtenant of Tenant occupying space in the Premises, cure any default by Tenant within any applicable cure period provided in this Lease, and Landlord agrees to provide written notice to Celtrans of any default by Tenant;

              (f) A Sublease or Assignment to New LLC, so long as Tenant either increases the Security Deposit to the equivalent of six (6) months worth of Base Rent or provides a guaranty of Tenant's obligations under this Lease in form reasonably satisfactory to Landlord;

              (g) A sublease of any portion of the Premises back to Tenant if this Lease is assigned to New LLC and

              (h) A transfer of the member interests in New LLC between Celtrans and Tenant.

         14.7 ASSUMPTION OF OBLIGATIONS. Any Transferee shall, from and after the effective date of the Assignment or Sublease, assume all obligations of Tenant under this Lease with respect to the Premises or the portion subleased to such Transferee, and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Rent (to the extent of the space which is transferred in the case of a Sublease), and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the Term. No Assignment shall be binding on Landlord unless Tenant delivers to Landlord a counterpart of the Assignment and an instrument that contains a covenant of assumption satisfactory in substance and form to Landlord, and consistent with the requirements of this Section.

     15. DEFAULT

         15.1 EVENT OF DEFAULT. The occurrence of any of the following after the expiration of any applicable grace period shall be an "EVENT OF DEFAULT" on the part of Tenant:

              (a) Failure to pay any part of the Base Rent or Additional Rent, or any other sums of money that Tenant is required to pay under this Lease where such failure continues for a period of five (5) days after written notice of default from Landlord to Tenant. Landlord's notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure Section 1161.

              (b) Failure to perform any other covenant, condition or requirement of this Lease when such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. Landlord's notice to Tenant pursuant to this subsection shall be deemed to be the notice required under California Code of Civil Procedure
Section 1161.

              (c) The abandonment of the Premises by Tenant.

              (d) Tenant shall admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

              (e) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

              (f) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the federal or state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within thirty (30) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

         15.2 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Landlord shall have the following rights and remedies:

              (a) The right to terminate this Lease upon written notice to Tenant, in which event Tenant shall immediately surrender possession of the Premises in accordance with Article 20.

              (b) The right to bring a summary action for possession of the Premises.

              (c) The rights and remedies described in California Civil Code
Section 1951.2, including without limitation the right to recover from Tenant all Rent due through the date this Lease terminates (with interest at the Interest Rate until paid), plus the present worth of the Rent payable hereunder for the balance of the Term, plus any amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom which includes, without limitation, (i) the unamortized portion of any brokerage or real estate agent's commissions paid in connection with the execution of this Lease, (ii) any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, (iii) preparing the Premises for reletting to a new tenant, (iv) any repairs or alterations to the Premises for such reletting, (v) leasing commissions, architect's fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord and (vi) such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law to the extent that such payment would not result in a duplicative recovery.

              (d) The rights and remedies described in California Civil Code
Section 1951.4 which allow Landlord to continue this Lease in effect and to enforce all of Landlord's rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

              (e) The right to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under any permitted subleases. Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems reasonably necessary. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its reasonable discretion may deem proper. Tenant shall be liable immediately to Landlord for all reasonable costs and expenses Landlord incurs in reletting the Premises including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and the cost of collecting rents and fulfilling the obligations of Tenant to any subtenant. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term or otherwise, to recover them by legal action or in any other manner. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

              (f) The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

         15.3 CUMULATIVE REMEDIES. The various rights and remedies reserved to Landlord, including those not specifically described herein, shall, to the extent that the exercise of such right and/or remedy does not result in a duplicative recovery, be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.

         15.4 LANDLORD'S RIGHT TO CURE. If Tenant shall fail or neglect to do or perform any covenant or condition required under this Lease and such failure shall not be cured within any applicable grace period, Landlord may, on five (5) days notice to Tenant, but shall not be required to, make any payment payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required hereunder, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof. Tenant shall repay to Landlord upon demand the entire out-of-pocket cost and expense incurred by Landlord in connection with the cure, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys' fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord's reasonable judgment to meet an emergency situation or governmental or municipal time limitation or to protect Landlord's interest in the Premises. Landlord shall not be required to inquire into the correctness of the amount of validity or any tax or lien that may be paid by Landlord and Landlord shall be duly protected in paying the amount of any such tax or lien claimed and in such event Landlord also shall have the full authority, in Landlord's sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or tax. Any act or thing done by Landlord pursuant to the provisions of this Section shall not be or be construed as a waiver of any such failure by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof.

         15.5 LANDLORD'S DEFAULT. Landlord shall be in default under this Lease if Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant shall be entitled to actual (but not consequential) damages in the event of an uncured default by Landlord, but the provisions of Article 17 shall apply to any Landlord default.

     16. LANDLORD'S RESERVED RIGHTS

         16.1 CONTROL OF COMMON AREA. Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to all or any part of the Building (including the Building Structure and Building Systems), the Common Area and the Property. As long as there is no material reduction in the amenities offered in the Common Area, Landlord may make changes at any time and from time to time in the size, shape, location, use and extent of the Common Area, and no such change shall entitle Tenant to any abatement of rent or damages. Landlord shall at all times during the Term have the sole and exclusive control of the Building Structure and the Common Area, and may at any time and from time to time during the Term restrain any use or occupancy of the Common Area except as authorized by the Rules and Regulations. Landlord may temporarily close any portion of the Common Area for repairs or alterations, to prevent a dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord; provided, however, that Landlord shall use reasonable efforts not to materially adversely affect Tenant's use of the Premises. Tenant's rights in and to the Common Area shall at all times be subject to the rights of Landlord and Tenant shall keep the Common Area free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations.

         16.2 ACCESS. Landlord reserves (for itself and its agents, consultants, contractors and employees) the right to enter the Premises at all reasonable times and, except in cases of emergency, after giving Tenant at least twenty-four (24) hours prior telephonic notice, to inspect the Premises, to supply any service to be provided by Landlord hereunder, to show the Premises to prospective purchasers, mortgagees or tenants (during the last six (6) months of the Term), to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent, and may for that purpose erect, use and maintain necessary structures in and through the Premises and the Building where reasonably required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby which results from Landlord's actions done in accordance with this Section. All locks for all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance in writing by Tenant) shall at all times be keyed to the Building master system and Landlord shall at all times have and retain a key with which to unlock all of said doors. Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

         16.3 EASEMENTS. Landlord reserves the right to grant or relocate all easements and rights of way which Landlord in its sole discretion may deem necessary or appropriate.

         16.4 USE OF ADDITIONAL AREAS. Landlord reserves the exclusive right to use any air space above the Building and the Property, the roof and exterior walls of the Building and the land beneath the Building; provided that such use shall not materially impede Tenant's use of and access to the Premises.

         16.5 SUBORDINATION. Landlord represents to Tenant that there are currently no loans, mortgages, deeds of trust or ground leases affecting the Property. Without the necessity of any additional documentation, except as set forth below, this Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements, and any ground leases or underlying leases which may hereafter be executed affecting any or all of the Building, and (b) the lien of any mortgage or deed of trust which may hereafter be executed in any amount for which the Building, or any ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause
(a) or (b) above, subject to compliance with the condition precedent set forth below. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, (i) no person or entity which as a result of the foregoing succeeds to the interest of Landlord under this Lease, (a "SUCCESSOR") shall be liable for any default by Landlord or any other matter that occurred prior to the date the Successor succeeded to Landlord's interest in this Lease, and (ii) Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the Successor. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust and Tenant's failure to execute and deliver any such document within ten (10) business days after such demand by Landlord shall constitute an Event of Default without further notice. Landlord shall obtain the written agreement of the mortgagee or trustee named in any mortgage, deed of trust or other encumbrance that so long as an Event of Default by Tenant is not in existence, neither this Lease nor any of Tenant's rights hereunder shall be terminated or modified, nor shall Tenant's possession of the Premises be disturbed or interfered with, by any trustee's sale or by an action or proceeding to foreclose said mortgage, deed of trust or other encumbrance.

     17. LIMITATION OF LANDLORD'S LIABILITY

         17.1 LIMITATION. Landlord shall not be responsible for or liable to Tenant and Tenant hereby releases Landlord, waives all claims against Landlord and assumes the risk for any injury, loss or damage to any person or property in or about the Premises, the Building or the Property by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct) including, without limitation, (a) acts or omissions of persons occupying adjoining premises, (b) theft or vandalism, (c) burst, stopped or leaking water, gas, sewer or steam pipes, (d) loss of utility service, (e) accident, fire or casualty, (f) nuisance, and (g) work done by Landlord in the Building or the Common Area. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building or to fixtures, appurtenances and equipment therein; provided, however, that in the event Landlord's repair, alterations or improvements are performed in a negligent manner which results in Tenant being unable to operate its business at the Premises for a period of more than five (5) days, then Tenant shall be entitled to an abatement of Rent commencing on the sixth business day Tenant is unable to operate and continuing until the Premises are again available for operation of Tenant's


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


business. Such Rent abatement shall be Tenant's only remedy in the event of a negligent interference with Tenant's business and Tenant shall not be entitled to damages or to termination of this Lease arising from Landlord's repairs, alterations or improvements. No interference with Tenant's operations in the Premises shall constitute a constructive or other eviction if Tenant. Tenant hereby waives and releases any right it may have to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute or ordinance now or hereafter in effect.

         17.2 SALE OF PROPERTY. It is agreed that Landlord may at any time sell, assign or transfer its interest as landlord in and to this Lease, and may at any time sell, assign or transfer its interest in and to the Property. In the event of any transfer of Landlord's interest in the Property, the transferor shall be automatically relieved of any and all of Landlord's obligations and liabilities accruing from and after the date of such transfer; provided that the transferee assumes all of Landlord's obligations under this Lease. Tenant hereby agrees to attorn to Landlord's assignee, transferee, or purchaser from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and the assignee, transferee or purchaser.

         17.3 NO PERSONAL LIABILITY. In the event of any default by Landlord hereunder, Tenant shall look only to Landlord's interest in the Property and rents therefrom and any available insurance proceeds for the satisfaction of Tenant's remedies, and no other property or assets of Landlord or any trustee, partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease.

     18. DESTRUCTION

         18.1 LANDLORD'S REPAIR OBLIGATION. If the Premises or the Building or any portion thereof (whether or not the Premises are affected) are damaged by fire or other casualty, Landlord shall repair the same (not including any Tenant Alterations); provided that (a) such repairs can be made under the laws and regulations of the federal, state and local governmental authorities having jurisdiction within twelve (12) months after the date of such damage (or in the case of damage occurring during the last twenty-four (24) months of the Term, provided that such repairs can be made within ninety (90) days after the date of such damage), (b) such repairs are fully covered (except for any deductible) by the proceeds of insurance maintained or required to be maintained by Landlord, and (c) the damage does not affect more than fifty percent (50%) of the assessed value of the Building.

         18.2 NOTICE. Landlord shall notify Tenant within sixty (60) days after the date of damage whether or not the requirements for reconstruction and repair described in Section 18.1 are met. If such requirements are not met, Landlord shall have the option, exercisable within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage, in which event this Lease shall continue in full force and effect (unless terminated by Tenant pursuant to Section 18.3 below), or (b) notify Tenant of Landlord's election to terminate this Lease as of the date of the damage. If such notice to terminate is given by Landlord, this Lease shall terminate as of the date of such damage. If within fifteen (15) days after receipt of a notice from Landlord electing to terminate this Lease because of the unavailability of insurance proceeds, Tenant sends Landlord a notice electing to reimburse

Landlord for the cost of such repairs in excess of five percent (5%) of the replacement cost of the Building, this Lease shall not terminate, and Landlord shall complete such repairs.

         18.3 TERMINATION BY TENANT. If Landlord elects to repair or is required to repair the damage and any such repair is not commenced by Landlord within one hundred twenty (120) days after the occurrence of such damage or destruction or is not or cannot practicably be substantially completed by Landlord within twelve (12) months after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within ninety (90) days), then in either such event Tenant may, at its option, upon written notice to Landlord to be delivered after the expiration of the 120-day commencement period (so long as repairs have not actually commenced), elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

         18.4 RENT ADJUSTMENT. In case of termination pursuant to Sections 18.2 or 18.3 above, the Base Rent and Operating Expenses shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent and Operating Expenses up to the date of termination. If Landlord is required or elects to make repairs, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent and Operating Expenses from the date of such casualty and during the period such repairs are being made by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises. The full amount of Base Rent and Operating Expenses shall again become payable immediately upon the completion of such work of repair, reconstruction or restoration. Landlord shall restore the improvements which were in the Premises as of the Commencement Date, but shall not be required to repair any casualty damage to Tenant's Property or any Alterations.

         18.5 TENANT OBLIGATIONS. If Landlord elects or is required to repair, reconstruct or restore the Premises after any damage or destruction, Tenant shall be responsible at its own expense for the repair and replacement of Tenant's Property and any Alterations which Tenant elects to replace. Tenant hereby waives the provisions of any statute or law that may be in effect at the time of the occurrence of any such damage or destruction, under which a lease is automatically terminated or a tenant is given the right to terminate a lease upon such an occurrence.

         18.6 NO CLAIM. Tenant shall have no interest in or claim to any portion of the proceeds of any insurance or self-insurance maintained by Landlord. If Landlord is entitled and elects not to rebuild the Premises, Landlord shall relinquish to Tenant such claim as Landlord may have for any part of the proceeds of any insurance maintained by Tenant under Section 13.2 of this Lease.

         18.7 NO DAMAGES. If Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Article 18, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof. Except as expressly provided in Section 18.4, there shall be no reduction, change or abatement of any rental or other charge payable by Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, or any other statute or law that may be in effect at the time of a casualty under which a lease is automatically terminated or a tenant is given the right to terminate a lease due to a casualty.

     19. EMINENT DOMAIN

         19.1 TAKING. If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking or as of the date of final judgment, whichever is earlier, and, in the case of a partial taking of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date, provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. If any material part of the Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, whether or not the Premises are affected, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days of the date of taking. If any material part of the Common Area shall be taken as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, such that Tenant's access to or use of the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of the date of taking.

         19.2 AWARD. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall assign to Landlord any right to compensation or damages for the condemnation of its leasehold interest; provided that Tenant may file a claim for (a) Tenant's relocation expenses, and (b) the taking of Tenant's Property.

         19.3 PARTIAL TAKING. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Base Rent and Operating Expenses shall be adjusted as follows:

              (a) During the period between the date of the partial taking and the completion of any necessary repairs, reconstruction or restoration, Tenant shall be entitled to a reduction of Base Rent and Operating Expenses by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises; and

              (b) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the Term, the Base Rent and Operating Expenses shall be recalculated based on the remaining total number of square feet of Rentable Area of the Premises.

         19.4 TEMPORARY TAKING. Notwithstanding any other provision of this Article, if a taking occurs with respect to all or any portion of the Premises for a period of twelve (12) months or less, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease, provided that Tenant shall have the right to terminate this Lease if the taking continues beyond twelve (12) months. In the event of any such temporary taking, and if this Lease is not terminated, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Tenant for the period of the taking, and Landlord shall be entitled to receive the balance of any award.

         19.5 SALE IN LIEU OF CONDEMNATION. A voluntary sale by Landlord of all or any part of the Building or the Common Area to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for the purposes of this Article.

         19.6 WAIVER. Except as provided in this Article, Tenant hereby waives and releases any right it may have under any Applicable Law to terminate this Lease as a result of a taking, including without limitation Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or any similar law, statute or ordinance now or hereafter in effect.

     20. SURRENDER

         20.1 SURRENDER. Upon the Termination Date, Tenant shall surrender the Premises to Landlord in good order and repair, reasonable wear and tear and damage by casualty excepted, free and clear of all letting and occupancies and free of Hazardous Materials as required pursuant to Section 12.9. Subject to
Article 9, upon any termination of this Lease, all improvements, except for Tenant's Property, shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein by Tenant, and without payment therefore by Landlord.

         20.2 HOLDING OVER. Any holding over after the expiration of the Term with the consent of Landlord shall be construed to automatically extend the Term on a month-to-month basis at a Base Rent equal to the greater of (a) one hundred fifty percent (150%) of the then-current Base Rent, and (b) prevailing rate at which Landlord is then offering space in buildings reasonably determined by Landlord to be comparable to the Building, in either case together with an amount estimated by Landlord as Tenant's Share of Operating Expenses payable under this Lease, and shall otherwise be on the terms and conditions of this Lease to the extent applicable. Any holding over without Landlord's consent shall entitle Landlord to exercise any or all of its remedies provided in
Article 15, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Operating Expenses from Tenant.

         20.3 QUITCLAIM. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the Property.

     21. FINANCIAL STATEMENTS

     Tenant shall tender to Landlord within ten (10) business days after receipt of a written request any information reasonably requested by Landlord regarding the financial stability, credit worthiness or ability of Tenant to pay the Rent due under this Lease. Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease or for the purpose of any financing or other transaction subsequently undertaken by Landlord. Tenant hereby represents and warrants to Landlord the following: (a) that all documents provided by Tenant to Landlord in connection with the negotiation of this Lease are true and correct copies of the originals, (b) Tenant has not withheld any information from Landlord that is material to Tenant's credit worthiness, financial condition or ability to perform its obligations hereunder, (c) all information supplied by Tenant to Landlord is true, correct and accurate, and
(d) no part of the information supplied by Tenant to Landlord contains any misleading or fraudulent statements. A default under this Article shall be a non-curable default by Tenant and Landlord shall be entitled to pursue any right or remedy available to Landlord under the terms of this Lease or available to Landlord under the laws of the State of California.

     22. TENANT CERTIFICATES

     Tenant, at any time and from time to time within ten (10) business days after receipt of written notice from Landlord, shall execute, acknowledge and deliver to Landlord or to any party reasonably designated by Landlord, a certificate of Tenant stating, to the best of Tenant's knowledge: (a) that Tenant has accepted the Premises, (b) the Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Operating Expenses have been paid, and (g) any other factual information relating to the rights and obligations under this Lease that may reasonably be required by any of such persons. Failure to deliver such certificate shall constitute an Event of Default. At the request of Tenant, Landlord shall execute, acknowledge and deliver to Tenant a certificate with similar types of information and in the time period set forth above. Failure by either Landlord or Tenant to execute, acknowledge and deliver such certificate shall be conclusive evidence that this Lease is in full force and effect and has not been modified except as may be represented by the requesting party.

     23. RULES AND REGULATIONS

         23.1 RULES AND REGULATIONS. Tenant shall faithfully observe and comply with any rules and regulations, if any, from time to time put into effect by Landlord (the "RULES AND REGULATIONS"), and with all reasonable modifications thereof and additions thereto . Landlord shall not enforce any Rules and Regulations in an unreasonable or discriminatory manner. In the event of any conflict between the terms of this Lease and the terms, covenants, agreements and conditions of any Rules and Regulations, this Lease shall control.

         23.2 SIGNS. Without Landlord's written consent, which may be given or withheld in Landlord's sole discretion, Tenant shall not place or permit to be placed on the front of the Premises any sign, picture, advertisement, name, notice, marquee or awning; provided that upon Landlord's reasonable approval, Tenant shall have the right to place a sign on or adjacent to the entrance doors to Tenant's Premises identifying Tenant. Landlord hereby reserves the exclusive right to the exterior side walls, rear walls and roof of the Premises.

     24. INABILITY TO PERFORM

     If Landlord is unable to fulfill, or is delayed in fulfilling, any of Landlord's obligations under this Lease, by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, then no such inability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Base Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. If Tenant is unable to fulfill, or is delayed in fulfilling, any of Tenant's obligations under this Lease (other than the payment of Rent), by reason of acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, inability to obtain utilities or materials or by any other reason beyond Tenant's reasonable control, then such inability or delay by Tenant shall excuse the performance of Tenant for a period equal to the duration of such prevention, delay or stoppage. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(1) of the California Civil Code, or any similar law, statute or ordinance now or hereafter in effect.

     25. NOTICES

     Notices or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by certified mail with a return receipt requested, or delivered in person or by reputable overnight courier (e.g., Federal Express, DHL, etc.): (a) to Tenant
(i) at Tenant's address set forth in Article 1, if sent prior to the Commencement Date, or (ii) at the Premises and at the address specified in
Article 1 if sent subsequent to the Commencement Date, or (iii) at the place where Tenant designates subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises; or (b) to Landlord at Landlord's address set forth in Article 1; or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such notice or other communication shall be deemed to have been rendered or given five (5) days after the date mailed, if sent by certified mail, or upon the date of delivery in person or by courier, or when delivery is attempted but refused. Celtrans shall receive any notices of default delivered by Landlord by separate mailing to Celtrans at the Premises, or to such other or additional addresses which Celtrans designates to Landlord in writing.

     26. QUIET ENJOYMENT

     Landlord covenants that so long as an Event of Default by Tenant is not in existence, upon paying the Base Rent and Additional Rent and performing all of its obligations under this Lease, Tenant shall peaceably and quietly enjoy the Premises, subject to the terms and provisions of this Lease.

     27. AUTHORITY

     If Tenant is a corporation or a partnership, Tenant represents and warrants as follows: Tenant is an entity as identified in Article 1, duly formed and validly existing and in good standing under the laws of the state of organization specified in Article 1 and qualified to do business in the State of California. Tenant has the power, legal capacity and authority to enter into and perform its obligations under this Lease and no approval or consent of any person is required in connection with the execution and performance hereof. The execution and performance of Tenant's obligations under this Lease will not result in or constitute any default or event that would be, or with notice or the lapse of time would be, a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject. Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid and binding obligation of Tenant. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing representations and warranties.

     28. BROKERS

     Tenant and Landlord warrant that they have had dealings with only the real estate brokers or agents listed in Article 1 in connection with the negotiation of this Lease and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder's fees based on Tenant's or Landlord's dealings or contacts with brokers or agents other than those listed in Article 1.

     29. MISCELLANEOUS

         29.1 ENTIRE AGREEMENT. This Lease, including the exhibits which are incorporated herein and made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Tenant hereby acknowledges that neither Landlord nor Landlord's Agents have made any representations or warranties with respect to the Premises, the Building, the Property, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

         29.2 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any obligation of Tenant or Landlord under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Base Rent or Additional Rent during the continuance of any such breach by Landlord, or payment of Base Rent or Additional Rent by Tenant to Landlord, and no acceptance of the keys to or possession of the Premises prior to the expiration of the Term by any employee or agent of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then-existing or subsequent breach thereof. The consent of Landlord or Tenant given in any instance under the terms of this Lease shall not relieve Tenant or Landlord, as applicable, of any obligation to secure the consent of the other in any other or future instance under the terms of this Lease.

         29.3 MODIFICATION. Neither this Lease nor any term or provisions hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.


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


         29.4 SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided or limited herein, their respective personal representatives and successors and assigns.

         29.5 VALIDITY. If any provision of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

         29.6 JURISDICTION. This Lease shall be construed and enforced in accordance with the laws of the State of California. Any action that in any way involves the rights, duties and obligations of the parties under this Lease may (and if against Landlord, shall) be brought in the courts of the State of California, and the parties hereto hereby submit to the personal jurisdiction of such court.

         29.7 ATTORNEYS' FEES. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs, costs of arbitration and reasonable attorneys' fees. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys' fees.

         29.8 WAIVER OF JURY TRIAL. Landlord and Tenant each hereby voluntarily and knowingly waive and relinquish their right to a trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord with Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

         29.9 LIGHT AND AIR. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of the Base Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

         29.10 LEASE MEMORANDUM. Neither Landlord or Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

         29.11 CONFIDENTIALITY. Except as required by Applicable Law, the parties agree that neither of them shall make public the terms and conditions of this Lease or the fact that they have entered into this Lease without first obtaining the written permission from the other party.

         29.12 TERMS. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant or Landlord, the obligations under this Lease imposed on Tenant or Landlord shall be


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


joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

         29.13 REVIEW AND APPROVAL. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.

         29.14 NO BENEFICIARIES. This Lease shall not confer or be deemed to confer upon any person or entity other than the parties hereto, any right or interest, including without limitation, any third party status or any right to enforce any provision of this Lease.

         29.15 TIME OF THE ESSENCE. Time is of the essence in respect of all provisions of this Lease in which a definite time for performance is specified.

         29.16 MODIFICATION OF LEASE. In the event of any ruling or threat by the Internal Revenue Service, or opinion of counsel, that all or part of the Rent paid or to be paid to Landlord under this Lease will be subject to the income tax or unrelated business taxable income, Tenant agrees to reasonably modify this Lease to avoid such tax; provided that such modifications will not result in any increase in Rent, cost or expense to Tenant. Landlord will pay all Tenant's reasonable costs incurred in reviewing and negotiating any such lease modification, including reasonable attorneys' and accountants' fees.

         29.17 CONSTRUCTION. This Lease has been negotiated extensively by Landlord and Tenant with and upon the advice of their respective legal counsel, all of whom have participated in the drafting hereof. Consequently, Landlord and Tenant agree that no party shall be deemed to be the drafter of this Lease and in the event this Lease is ever construed by a court of law, such court shall not construe this Lease or any provision of this Lease against any party as the drafter of the Lease.

         29.18 SURVIVAL. The obligations of this Lease shall survive the expiration of the Term to the extent necessary to implement any requirement for the performance of obligations or forbearance of an act by either party hereto which has not been completed prior to the termination of this Lease. Such survival shall be to the extent reasonably necessary to fulfill the intent thereof, or if specified, to the extent of such specification, as same is reasonably necessary to perform the obligations and/or forbearance of an act set forth in such term, covenant or condition. Notwithstanding the foregoing, in the event a specific term, covenant or condition is expressly provided for in such a clear fashion as to indicate that such performance of an obligation or forbearance of an act is no longer required, then the specific shall govern over this general provisions of this Lease.


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


         29.19 REASONABLE STANDARD. Unless otherwise provided in this Lease, (a) each party shall act in a reasonable manner in exercising or undertaking its rights, duties and obligations under this Lease, and (b) whenever approval, consent or satisfaction (collectively, an "APPROVAL") is required of a party pursuant to this Lease or an Exhibit hereto, such approval shall not be unreasonably withheld or delayed. Unless provision is made for a specific time period, approval (or disapproval) shall be given within thirty (30) days after receipt of the request for approval.

         29.20 BUSINESS DAYS. The time in which any act is to be done hereunder is computed by excluding the first day and including the last. If the last day is not a business day, then the date for performance will be extended to the next succeeding day that is a business day.

         29.21 LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord hereby represents and warrants that (a) it owns fee simple title in and to the Building, and (b) no party other than Landlord has any right as of the Commencement Date to possession of all or part of the Premises.

         29.22 ACCESS. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week throughout the Term.

         29.23 USE OF NAME. Tenant acknowledges and agrees that the names "The Leland Stanford Junior University," "Stanford" and "Stanford University," and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.


LANDLORD:                                         TENANT:

THE BOARD OF TRUSTEES OF THE                      STEMCELLS, INC.
LELAND STANFORD JUNIOR UNIVERSITY                 a Delaware corporation

By: Stanford Management Company                   By:
                                                     --------------------------
                                                  Its:
                                                     --------------------------
By:                                               By:
   -----------------------------------               --------------------------
Its:                                              Its:
    ----------------------------------               --------------------------




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


                                    GLOSSARY

                                   DEFINITIONS

         As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural form of the terms defined below:


"ABATED RENT" is defined in Section 15.2(g).

"ADA" is defined in Section 11.1.

"ADDITIONAL RENT" is defined in Section 4.4.

"ADJUSTMENT DATE" is defined in Section 4.2.

"ALTERATIONS" is as defined in Section 9.1.

"APPLICABLE LAWS" are defined in Section 11.1.

"ASSIGNMENT" is defined in Section 14.1.

"BASE RENT" means the amount stated in Article 1, to be adjusted and payable in accordance with Article 4.

"BUILDING" is defined in Section 2.1.

"BUILDING STRUCTURE" is defined in Section 7.1.

"BUILDING SYSTEMS" are defined in Section 5.2(b)(ii).

"CELTRANS" is defined in Section 14.6(e).

"COMMON AREA" is defined in Section 2.2.

"BUSINESS DAYS" means Monday through Friday, excluding Saturdays, Sundays and federal or state legal holidays.

"COMMENCEMENT DATE" means the date specified in Article 1.

"ENVIRONMENTAL ACTIVITY" is defined in Section 12.1(a).

"ENVIRONMENTAL LAWS" are defined in Section 12.1(b).

"EVENT OF DEFAULT" is defined in Section 15.1.

"EXCESS RENT" is defined in Section 14.3.

 "EXPIRATION DATE" means the date specified in Article 1.

"HAZARDOUS MATERIAL" is defined in Section 12.1(c).

"INTEREST RATE" is defined in Section 4.5.

"LANDLORD'S AGENTS" is defined in Section 12.5.

"LANDLORD'S EXPENSE STATEMENT" is defined in Section 5.3.

"LETTER OF CREDIT" is defined in Section 4.5.

"OFFER" is defined in Section 14.4.

"OPERATING EXPENSES" are defined in Section 5.2(b).

"PREMISES" is defined in Section 2.1.

"PREPAYMENT" is defined in Section 4.3.

"PREPAYMENT PERIOD" is defined in Section 4.3.

"PROPERTY" is defined in Section 2.1.

"REAL ESTATE TAXES" are defined in Section 5.2(b)(i).

"RENT" means Base Rent, Additional Rent, and all other sums due from Tenant under this Lease.

"RENTABLE AREA" means the enclosed areas of the Building measured to the outside face of the exterior wall or glass line and second floor vertical shafts, but excluding outside balconies, arcades, covered entrances, elevator shafts and fire-life safety stairwells and any portion of the electrical room on the first floor which exclusively serves areas of the Building other than the Premises. Any portion of the electrical room which provides service exclusively to the Premises shall be included in Rentable Area, and any portion of the electrical room which provides shared service to the Premises and to other areas of the Building shall be included in Rentable Area on a pro rata basis. The Rentable Area shall also include Tenant's pro rata share of the Building lobby, public restrooms, hallways and other areas within the Building which are shared in common by all tenants of the Building.

"RULES AND REGULATIONS" are defined in Section 23.1.

"SCHEDULED DELIVERY DATE" is defined in Article 1.

"SECURITY DEPOSIT" is defined in Article 1.

"SUBLEASE" is defined in Section 14.1.

"SUCCESSOR" is defined in Section 16.5.

"TENANT'S AGENTS" is defined in Section 2.2.

"TENANT'S HAZARDOUS MATERIALS" is defined in Section 12.1(d).

"TENANT'S PROPERTY" is defined in Section 9.4.

"TENANT'S SHARE" is defined in Article 1.

"TERM" is defined in Article 1 and Section 3.1.

"TERMINATION DATE" is defined in Section 3.1.

"TERMINATION NOTICE" is defined in Section 3.2.

"TRANSFER" is defined in Section 14.4.

"TRANSFER COSTS" is defined in Section 14.3.

"TRANSFER NOTICE" is defined in Section 14.2.

"TRANSFEREE" is defined in Section 14.2.

                                    EXHIBIT A

                              LOCATION OF PREMISES